UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On May 23, 2011, Warner Music Group (“Warner”) announced that WMG Acquisition Corp., its wholly-owned subsidiary (“WMG Acquisition”), had received the requisite consents in connection with its previously announced consent solicitation in respect of WMG Acquisition’s outstanding 9.50% Senior Secured Notes due 2016 (the “Notes”). WMG Acquisition, WMG Holdings Corp. (“Holdings”) and the subsidiaries of WMG Acquisition that are guarantors of the Notes entered into a Supplemental Indenture, dated as of May 23, 2011 with Wells Fargo Bank, National Association, as Trustee (the “Trustee”), which supplements the Indenture, dated as of May 28, 2009, among WMG Acquisition, Holdings, the Subsidiary Guarantors and the Trustee. The Supplemental Indenture implements the proposed amendments to the Indenture as described in WMG Acquisition’s Consent Solicitation Statement dated May 13, 2011 (the “Consent Solicitation Statement”), in which WMG Acquisition sought consents (the “Consent Solicitation”) to proposed amendments to the Indenture which governs the Notes. The proposed amendments amend the Indenture in connection with the Agreement and Plan of Merger, dated as of May 6, 2011 (the “Merger Agreement”), by and among Airplanes Music LLC, an affiliate of Access Industries, Inc. (“Access Industries”), Airplanes Merger Sub, Inc., a wholly owned subsidiary of Airplanes Music LLC, and Warner pursuant to which Airplanes Merger Sub, Inc. will be merged with and into Warner upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), to permit Access Industries and certain related persons to be “Permitted Holders” (as defined in the Indenture) so that the Merger would not constitute a “Change of Control” (as defined in the Indenture). The terms of the Supplemental Indenture will become operative only upon (a) the payment of the final consent fee in accordance with the terms and conditions of the Consent Solicitation to holders who tendered their consents in the Consent Solicitation and (b) the consummation of the transactions contemplated by the Merger Agreement.

This description of the Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 8.01 Other Events.

On May 23, 2011, Warner issued a press release announcing the results of its previously announced Consent Solicitation for the Notes. As of 5:00 p.m., New York City time, on May 23, 2011, WMG Acquisition received the requisite consents to the Proposed Amendments (as set forth in the Consent Solicitation) from the holders of the outstanding Notes. The initial consent fee will be paid to consenting holders promptly following the Expiration Time, as defined in the Consent Solicitation Statement. The final consent fee payment will be made to consenting holders promptly following the satisfaction and waiver of all conditions to the Consent Solicitation, including completion of the Merger.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Supplemental Indenture, dated as of May 23, 2011, by and among WMG Acquisition Corp., WMG Holdings Corp. and the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee.

99.1  Press release, dated May 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

Date: May 23, 2011

WMG ACQUISITION CORP.

BY:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

Date: May 23, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Supplemental Indenture, dated as of May 23, 2011, by and among WMG Acquisition Corp., WMG Holdings Corp. and the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release, dated May 23, 2011.